AMENDMENTS TO
ARTICLE II, SECTION 4 OF
THE AMENDED AND RESTATED BYLAWS
OF
ROYAL GOLD, INC.
Effective November 19, 2024

(Additions indicated by blue underlined text, deletions by ~~red struck-through text~~)

ARTICLE II
Stockholders
    Section 4.     Advance Notice of Stockholder Business and Nominations.
(1)The proposal of business to be considered by the stockholders at an annual meeting of the stockholders, and nominations of persons for election to the Board at an annual meeting of the stockholders, may be made only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board or (c) by any stockholder of the Corporation (i) who was a stockholder of record, and, with respect to any beneficial owner of shares of the Corporation, if different than the stockholder of record, on whose behalf such business is proposed or such nomination or nominations are made, only if such person was the beneficial owner, both at the time of giving of notice provided for in this Section 4 and on the record date for the determination of stockholders entitled to vote at the meeting, (ii) who is entitled to vote at the meeting upon such election of directors or such business, as the case may be, and (iii) who complies with the notice procedures set forth in subsection (2) of this Section 4. As to proposals sought to be included in any proxy statement of the Corporation~~, stockholders shall comply~~ in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), stockholders shall comply with the requirements of Rule 14a-8. As to matters not sought to be included in any proxy statement of the Corporation in accordance with Rule 14a-8, stockholders shall comply with subsections (2) and (5) of this Section 4 to make nominations or submit business to be brought before an annual meeting of the stockholders. The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. No additional or substitute stockholder nominations will be considered following the nomination deadlines set forth in subsection (2). In addition, for business (other than the nomination of persons for election to the Board) to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to the Certificate of Incorporation, these Bylaws and applicable law.
(2)For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to this Section 4, the stockholder (a) must have given timely notice thereof in writing and in proper form to the secretary of the Corporation at the principal executive offices of the Corporation, and (b) must provide any updates or supplements to such notice at such times and in the forms required by this Section 4. To be timely, a stockholder’s notice shall be received by the secretary at the principal executive offices of the Corporation, in the case of an annual meeting, not less than ~~sixty (60)~~ ninety (90) nor more than one hundred twenty (120) calendar days prior to the first anniversary of the preceding year’s annual meeting (provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than thirty (30) days after such anniversary date, notice by the stockholder must be so delivered, or mailed and received, not less than ~~sixty (60)~~ ninety (90) nor more than one hundred twenty (120) calendar days before such annual meeting, or not more than ten (10)

calendar days following the day on which public announcement (as defined below) of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper form for purposes of this subsection (2) of this Section 4, such notice shall set forth the information required by subsection (5) of this Section 4.
(3)Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 2 of this Article II. Stockholders shall not be permitted to propose business to be brought before a special meeting of stockholders. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only (a) by or at the direction of the Board or (b) if a purpose for such meeting as stated in the Corporation’s notice for such meeting is the election of one or more directors, by any stockholder of the Corporation (i) who was a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such nomination or nominations are made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving of notice provided for in this Section 4 and on the record date for the determination of stockholders entitled to vote at the meeting, (ii) who is entitled to vote at the meeting and upon such election, and (iii) who complies with the notice procedures set forth in subsection (4) of this Section 4.
(4)If a special meeting has been called in accordance with Section 2 of this Article II for the purpose of electing one or more directors to the Board, then for nominations of persons for election to the Board to be properly brought before such special meeting by a stockholder pursuant to subsection (3) of this Section 4, the stockholder (a) must have given timely notice thereof in writing and in the proper form to the secretary at the principal executive offices of the Corporation, and (b) must provide any updates or supplements to such notice at such times and in the forms required by this Section 4. To be timely, a stockholder’s notice relating to a special meeting shall be received by the secretary at the principal executive offices of the Corporation not ~~more~~ earlier than ~~one hundred twenty (120) calendar days~~ the one hundred twentieth (120th) calendar day before such special meeting ~~nor less~~ and not later than the later of (i) ~~sixty (60) calendar days~~ the ninetieth (90th) calendar day prior to such special meeting or (ii) ~~if a public announcement is first made of the date of the special meeting less than one hundred (100) calendar days prior to such meeting, ten (10) calendar days following such public announcement~~ the tenth (10th) calendar day following the day on which public announcement of the date of such special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper form for purposes of this subsection (4) of this Section 4, such notice shall set forth the information required by clauses (a), (c), (d), (e), (f), and (h) of subsection (5) of this Section 4.
(5)To be in proper form for purposes of this Section 4, such stockholder’s notice (as specified in subsection (2) of this Section 4 or subsection (4) of this Section 4) shall set forth:
(a)as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address, and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the class and number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee (if any), (iv) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in any proxy statement and any associated proxy card as a nominee and to serving as a director if elected, (v) a description of all Derivative Interests (as defined below) that have been entered into, as of the date of the notice, by or on behalf of such proposed nominee or any affiliate or associate thereof, such description to include (1) the class, series, and actual or notional number, principal amount or dollar amount of all securities of the Corporation underlying or subject to such Derivative Interests, (2) the material economic terms of such Derivative Interests, and (3) the contractual counterparty for such Derivative Interests, (vi) a description of all direct and indirect compensation and other material monetary or other business agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such stockholder and beneficial owner, if any, on whose behalf the nomination is being made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to ~~Rule~~ Item 404 promulgated under Regulation S−K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and (vii) a statement whether such person, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would stand for re-election and upon acceptance of such resignation by the Board, in accordance with these Bylaws;
(b)as to any other business that the stockholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and the text of the proposal or business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these Bylaws, the text of the proposed amendment), (ii) any material interest in such business of such stockholder and the beneficial owner, if any, or any affiliate or associate thereof, on whose behalf the proposal is made, (iii) a description of all arrangements or understandings between the stockholder, or any affiliate or associate thereof, on the one hand, and any other person or persons (naming such person or persons), on the other hand, regarding the proposal, and (iv) all other information relating to the proposal, the stockholder or any affiliate or associate thereof that would be required to be disclosed in filings with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies by the stockholder pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;
(c)as to the stockholder giving the notice and the beneficial owner, if any, or any affiliate or associate thereof, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, and any affiliate or associate thereof, (ii) the class and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, if any, and any affiliate or associate thereof, and a representation that such stockholder and such beneficial owner, if any, or any affiliate or associate thereof, on whose behalf the nomination or proposal is made, will notify the Corporation in writing of the class and number of such shares owned of record and beneficially, pursuant to subsection (8) of this Section 4, (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner, if any, or any affiliate or associate thereof, has a right to vote any shares of any security of the Corporation, (iv) a description of all Derivative Interests that have been entered into as of the date of the notice by, or on behalf of, such stockholder or beneficial owner, if any, or by any affiliate or associate thereof, such description to include (1) the class, series, and actual or notional number, principal amount or dollar amount of all securities of the Corporation underlying or subject to such Derivative Interests, (2) the material economic terms of such Derivative Interests, and (3) the contractual counterparty for such Derivative Interests, and (v) any other information relating to such stockholder and beneficial owner, if any, or any affiliate or associate thereof, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;
(d)a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, or any affiliate or associate thereof, and any other person or persons (including their names) in connection with the proposal of such business or nominations by the stockholder and a representation that such stockholder and beneficial owner, if any, or any affiliate or associate thereof, and any other person or persons (including their names) in connection with the proposal of such business or nominations by the stockholder, will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect, pursuant to subsection (8) of this Section 4;
(e)a representation that the stockholder is a holder of record of stock of the Corporation, entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to propose such business or nominations;
(f)a representation that the stockholder or the beneficial owner, if any, or any affiliate or associate thereof, will, or is part of a group that will (i) solicit proxies or votes in support of such director nominees or nomination other than the Corporation’s director nominees in accordance with Rule 14a-19 promulgated under the Exchange Act and (ii) deliver a proxy statement and/or form of proxy to holders of at least 67% of the voting power of the Corporation’s outstanding capital stock entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees, and include a statement to that effect in such proxy statement and/or form of proxy;
(g)a representation as to whether the stockholder or the beneficial owner, if any, or any affiliate or associate thereof, is or intends to be part of a group that intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal; and
(h)the names and addresses of other stockholders (including beneficial and record owners) known by the stockholder or the beneficial owner, if any, or any affiliate or associate thereof, to support the nomination or other business proposal, and to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholders.
If any stockholder provides notice to the Corporation pursuant to Rule 14a-19(b), such stockholder shall deliver to the Corporation, no later than five (5) business days prior to the meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a). If a nominating stockholder (i) provides notice pursuant to Rule 14a-19 and (ii) subsequently (a) notifies the Corporation, which notification shall be received by the secretary of the Corporation within two (2) business days of such decision, that such stockholder no longer intends to solicit proxies in support of director nominees other than the Corporation’s director nominees in accordance with Rule 14a-19, (b) fails to comply with the requirements of Rule 14a-19 or these Bylaws or (c) fails to provide reasonable evidence sufficient to satisfy the Corporation that such requirements have been met, such stockholder’s nomination(s) shall be deemed null and void and the Corporation shall ~~treat~~ disregard any proxies or votes solicited for any nominee proposed by such stockholder ~~as abstentions~~.
    For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release or in a document publicly filed or furnished by the Corporation with the SEC pursuant to Section 13, 14 or

15(b) of the Exchange Act, and the meaning of the term “group” shall be within the meaning ascribed to such term under Section 13(d)(3) of the Exchange Act.
    For purposes of these Bylaws, “Derivative Interests” shall mean (i) any option, warrant, convertible security, appreciation right or similar right with an exercise, conversion or exchange privilege, or a settlement payment or mechanism, related to any security of the Corporation, or any similar instrument with a value derived in whole or in part from the value of any security of the Corporation, in any such case whether or not it is subject to settlement in any security of the Corporation or otherwise and (ii) any arrangement, agreement or understanding (including any short position or any borrowing or lending of any securities) which includes an opportunity for the stockholder, or any affiliate or associate thereof, or any proposed nominee, or any affiliate or associate thereof, directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation, to mitigate any loss or manage any risk associated with any increase or decrease in the value of any security of the Corporation or to increase or decrease the number of securities of the Corporation which such person is or will be entitled to vote or direct the vote, in any case whether or not it is subject to settlement in any security of the Corporation or otherwise; provided, however, that Derivative Interests shall not include:
(a)    rights of a pledgee under a bona fide pledge of any security of the Corporation unless such pledgee has voting rights with respect to such security;
(b)    rights applicable to all holders of a class or series of securities of the Corporation to receive securities of the Corporation pro rata, or obligations to dispose of securities of the Corporation, as a result of a merger, exchange offer or consolidation involving the Corporation;
(c)    rights or obligations to surrender any number or principal amount of securities of the Corporation, or have any number or principal amount of securities of the Corporation withheld, upon the receipt or exercise of a derivative security issued pursuant to an employee benefit plan of the Corporation or the receipt or vesting of any securities issued pursuant to an employee benefit plan of the Corporation, in order to satisfy the exercise price or the tax withholding consequences of receipt, exercise, or vesting;
(d)    interests in broad-based index options, broad-based index futures, and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority;
(e)    interests or rights to participate in employee benefit plans of the Corporation held by current or former directors, employees, consultants or agents of the Corporation; or
(f)    options granted to an underwriter in a registered public offering for the purpose of satisfying over-allotments in such offering.
(6)Notwithstanding anything in the second sentence of subsection (2) of this Section 4 to the contrary, if the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement by the Corporation specifying the size of the increased Board at least one hundred (100) days before the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 4 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the secretary at the principal executive offices of the Corporation not more than ten (10) calendar days following the day on which such public announcement is first made by the Corporation.
(7)Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting of the stockholders and no person shall be eligible for election as a director by means of stockholder nomination except in accordance with the procedures set forth in this Section 4. The chair of the Board or other person presiding at a meeting shall, if the facts warrant, determine that any business or nomination was not properly brought before the meeting in accordance with the provisions of this Section 4 (including, without limitation, Rule 14a-19) and, if such person should so determine, he or she shall so declare to the meeting, any such business not properly brought before the meeting shall not be transacted, and any nomination not properly brought before the meeting shall be deemed defective and disregarded. Without limiting the other provisions and requirements of this Section 4, unless otherwise required by law, if any stockholder (A) provides notice pursuant to Rule 14a-19(b) and (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3), then the Corporation shall treat any proxies or votes solicited for such stockholder’s nominees as abstentions.
(8)A stockholder providing notice of nominations of persons for election to the Board at an annual or special meeting of stockholders or notice of business proposed to be brought before an annual meeting of stockholders shall further update and supplement such notice so that the information provided or required to be provided in such notice pursuant to subsection (5)(a) of this Section 4 through subsection (5)(h) of this Section 4 shall be true and correct both as of the record date for the determination of stockholders entitled to notice of the meeting and as of the date that is ten (10) business days before the meeting or the rescheduled date of the meeting following any adjournment or postponement thereof, and such updated and supplemental information shall be received by the secretary at the principal executive offices of the Corporation (a) in the case of information that is required to be updated and supplemented to be true and correct as of the record date for the determination of stockholders entitled to notice of the meeting, not later than the later of five (5) business days after such record date or five (5) business days after the public announcement of such record date, and (b) in the case of information that is required to be updated and supplemented to be true and correct as of ten (10) business days before the meeting or the rescheduled date of the meeting following any adjournment or postponement thereof, not later than eight (8) business days before the meeting or the rescheduled date of the meeting following any adjournment or postponement thereof (or if not practicable to provide such updated and supplemental information not later than eight (8) business days before the rescheduled date of the meeting following any adjournment or postponement, on the first practicable date before the date of such rescheduled meeting).
(9)Notwithstanding the foregoing provisions of this Section 4, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. Proxies received in respect of such vote for a disregarded nomination or proposed business will be treated as abstentions. For purposes of this Section 4, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.